Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AEI Net Lease Income & Growth Fund XX Limited Partnership (the “Partnership”) on Form 10-K for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert P. Johnson, President of AEI Fund Management XX, Inc., the Managing General Partner of the Partnership, and Patrick W. Keene, Chief Financial Officer of AEI Fund Management XX, Inc., each certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ ROBERT P JOHNSON
Robert P. Johnson, President
AEI Fund Management XX, Inc.
Managing General Partner
March 28, 2014

/s/ PATRICK W KEENE
Patrick W. Keene, Chief Financial Officer
AEI Fund Management XX, Inc.
Managing General Partner
March 28, 2014